Exhibit 10.1

SECOND AmENDMENT TO ForBEARANCE AGREEMENT

This Second Amendment to Forbearance Agreement (this “Amendment”) is dated effective as of May 4, 2016 (the “Effective Date”), by and among LILIS ENERGY, INC., a Nevada corporation (“Borrower”), HEARTLAND BANK, an Arkansas state bank, as administrative agent (in such capacity, “Agent”), and the financial institutions from time to time signatory hereto (individually each a “Lender” and any and all such financial institutions, collectively, the “Lenders”).

W I T N E S S E T H:

WHEREAS, Borrower and the Lenders entered into that certain Credit Agreement, dated January 8, 2015 (as the same may have been or may hereafter be modified, renewed or amended, the “Credit Agreement”), whereby the Lenders have made a term loan to Borrower in the maximum principal amount of $3,000,000 (an any and all renewals, extensions, modifications, amendments, and increases there to, the “Loan”);

WHEREAS, Borrower and the Lenders entered into that Forbearance Agreement, dated effective as of December 29, 2015 (as amended by that certain First Amendment to Forbearance Agreement, dated effective as of March 1, 2016, and as the same may have been or may hereafter be modified, renewed or amended, the “Forbearance Agreement”) with respect to the Credit Agreement;

WHEREAS, defined terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement or the Forbearance Agreement;

WHEREAS, Borrower has requested that Agent and Lenders make certain amendments to the Forbearance Agreement; and

WHEREAS, Agent and Lenders have agreed to make such amendments, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Agent and Lenders hereby agree as follows:

Article I
AMENDMENTS

Section 1.01. Subordinated Debt. Section 1.03(d) of the Forbearance Agreement is hereby amended and restated in its entirety as of the Effective Date as follows:

“Subordinated Debt. On or prior to January 15, 2016, the Borrower will deliver to the Agent copies of executed subordinated notes in the form attached hereto as Exhibit B issued in exchange for all subordinated Debt incurred by the Borrower during the 180 day period immediately preceding the date of this Agreement (the “Old Subordinated Debt”). During the Forbearance Period, the Borrower will not issue or incur any new subordinated Debt except for subordinated Debt which is in the form attached hereto as Exhibit B (the “New Subordinated Debt”). Upon the issuance of any Old Subordinated Debt and New Subordinated Debt, in each case in the form attached hereto as Exhibit B, the Borrower will not amend, alter or waive any provision of such Old Subordinated Debt or New Subordinated Debt without the prior written consent of the Agent. The Borrower will use the proceeds from the issuance of any New Subordinated Debt issued prior to March 1, 2016 for only the following purposes: (I) up to $1,000,000 paid to the Target as a deposit for the Merger, (II) up to $1,000,000 paid to the Target’s senior lender, Independent Bank, as part of the Merger conditions and (III) up to $1,300,000 for interest payments to the Lenders and for the Borrower’s working capital and accounts payable. The Borrower will use the proceeds from the issuance of up to $1,000,000 New Subordinated Debt issued after to March 1, 2016 and prior to May 1, 2016 for only the following purposes: (I) up to $150,000 paid to the Borrower’s auditors, (II) up to $100,000 for legal expenses related to the Merger and (III) up to $750,000 for interest payments to the Lenders and for the Borrower’s general working capital and other ordinary accounts payable.”

SECOND Amendment to forbearance agreement (Lilis and Heartland)

Section 1.02. Interest. Section 1.03(a) of the Forbearance Agreement is hereby amended and restated in its entirety as of the Effective Date as follows:

“(a) Interest. On or before the first Business Day following the date of this Agreement, the Borrower will pay to Agent, for the benefit of Lenders, $86,892.36 by wire transfer of immediately available funds in satisfaction of all interest payments not previously paid with respect to any Interest Payment Date prior to the date of this Agreement, in accordance with Sections 4.1 and 4.4 of the Credit Agreement. Following the date of this Agreement, Borrower will timely pay all interest amounts it is required to pay pursuant to Section 4.1 of the Credit Agreement, provided that on May 4, 2016 the Borrower will pay to Agent, for the benefit of Lenders, $86,591.02 by wire transfer of immediately available funds in timely satisfaction of all interest on the Loan from March 1, 2016 through May 31, 2016.”

Section 1.03. Agreements. Clauses (v) and (vi) of Section 1.03(c) of the Forbearance Agreement are hereby amended and restated in their entirety as of the Effective Date as follows:

“(v) On or prior to May 31, 2016, Borrower and the Target will have closed the Merger.

(vi) Prior to or concurrent with the closing of the Merger, but in no event later than, May 31, 2016, Borrower will prepay the Loan in its entirety in accordance with Section 4.2 of the Credit Agreement.”

SECOND Amendment to forbearance agreement (Lilis and Heartland)

Article II
Representations

Section 2.01. Borrower Representations. Borrower hereby represents and warrants to Agent and each Lender that on the Effective Date and after giving effect to this Amendment, (i) each of the representations and warranties of the Borrower as set forth in the Loan Documents after giving effect to this Amendment and the disclosures given in connection with negotiation and execution of this Amendment are true and correct as of the Effective Date, (ii) Borrower is in compliance with each provision of the Forbearance Agreement, (iii) no Event of Default, other than the Forbearance Defaults (as defined in the Forbearance Agreement) has occurred and is continuing or will occur as a result of the consummation of this Amendment, (iv) this Amendment has been duly executed and delivered on behalf of Borrower, (v) the execution, delivery and performance of this Amendment by Borrower has been duly authorized by all necessary action on the part of Borrower and (vi) the execution and consummation of this Amendment by Borrower does not contravene, violate or conflict with any applicable law or regulation.

Article III
GENERAL PROVISIONS

Section 3.01. Payment of Expenses. Borrower agrees to reimburse Agent for the out-of-pocket legal and consulting expenses by Agent in connection with this Amendment upon the request of Agent. Concurrent with the execution of this Amendment, Borrower is paying to Agent, for the benefit of Lenders, $53,408.98 by wire transfer of immediately available funds as partial reimbursement of expenses due to Agent and Lenders under the Credit Agreement and Forbearance Agreement, which amount when added to the interest payment Borrower is making pursuant to Section 1.02 of this Amendment equals $140,000.00.

Section 3.02. Ratification. Borrower hereby ratifies its Obligations and each of the Credit Agreement, the Forbearance Agreement and the other Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement, Forbearance Agreement and each of the other Loan Documents to which it is a party shall continue in full force and effect after giving effect to this Amendment. Nothing in this Amendment extinguishes, novates or releases any right, claim, Lien, security interest or entitlement of Agent or Lenders created by or contained in any of such documents nor is Borrower released from any covenant, warranty or obligation created by or contained therein except as specifically provided for herein.

Section 3.03. No Defenses. Borrower hereby declares, as of the date hereof, it has no set-offs, defenses or other causes of action against Agent or Lenders arising out of the Loan Documents, the Forbearance Agreement or this Amendment or by any documents mentioned herein or otherwise with respect to its obligation to pay the Obligations; and, to the extent any such setoffs, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by Borrower.

Section 3.04. Nonwaiver of Events of Default. Neither this Amendment nor any other document executed in connection herewith constitutes or shall be deemed, except as provided in the Forbearance Agreement, (a) a waiver of, or consent by Agent or Lenders to, any default or event of default which may exist or hereafter occur under any of the Loan Documents or the Forbearance Agreement, (b) a waiver by Agent or Lenders of any of Borrower’s obligations under the Loan Documents or the Forbearance Agreement except as specifically provided for herein, or (c) a waiver by Agent or Lenders of any rights, offsets, claims, or other causes of action that Agent or Lenders may have against Borrower.

Section 3.05. Further Assurances. The parties hereto shall execute such other documents as may be reasonably necessary or as may be reasonably required, in the opinion of counsel to Agent, to effect the transactions contemplated hereby and to protect the liens and security interests of Lenders under the Loan Documents, the insurance thereof and the liens and/or security interests of all other collateral instruments, all as modified by this Amendment.

Section 3.06. Binding Agreement. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, representatives, successors and assigns.

SECOND Amendment to forbearance agreement (Lilis and Heartland)

Section 3.07. Severability. Borrower, Agent and Lenders intend and believe that each provision in this Amendment comports with all applicable local, state or federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Agreement is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision or public policy, and if such court should declare such portion, provision or provisions of this Amendment to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of Borrower, Agent and Lenders that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein and that the rights, obligations and interests of Borrower, Agent and Lenders under the remainder of this Amendment shall continue in full force and effect.

Section 3.08. Counterparts. For the convenience of the parties, this Amendment may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mail, facsimile or other electronic means shall be effective as a delivery of a manually executed counterpart of this Amendment.

Section 3.09. Choice of Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ARKANSAS AND APPLICABLE UNITED STATES FEDERAL LAW.

Section 3.10. ENTIRE AGREEMENT. THIS AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AMENDMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

(Signature Page Follows)

SECOND Amendment to forbearance agreement (Lilis and Heartland)

IN WITNESS WHEREOF, this Amendment is executed effective as of the date first written above.

BORROWER:

LILIS ENERGY, INC.,
a Nevada corporation

By:	/s/ Abraham Mirman
Name:	Abraham Mirman
Title:	Chief Executive Officer

AGENT AND LENDER:

HEARTLAND BANK,
an Arkansas state bank

By:	/s/ Phil Thomas
Name:	Phil Thomas
Title:	EVP/CLO

SECOND Amendment to forbearance agreement (Lilis and Heartland)